ABERDEEN AUSTRALIA EQUITY FUND, INC.

                             A Maryland Corporation

                                     BY-LAWS

                              Amended and Restated

                             as of January 16, 2003




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                                TABLE OF CONTENTS

                                                                           PAGE


ARTICLE I             NAME OF CORPORATION, LOCATION OF OFFICES AND SEAL........1

   Section 1.     Name.........................................................1
   Section 2.     Principal Offices............................................1
   Section 3.     Seal.........................................................1

ARTICLE II            STOCKHOLDERS.............................................1

   Section 1.     Place of Meeting.............................................1
   Section 2.     Annual Meetings..............................................2
   Section 3.     Special Meetings.............................................2
                  (a)  General.................................................2
                  (b)  Stockholder Requested Special Meetings..................2
   Section 4.     Notice of Meetings...........................................7
   Section 5.     Quorum; Adjournment of Meetings..............................7
   Section 6.     Voting and Inspector.........................................8
   Section 7.     Stockholders Entitled to Vote................................9
   Section 8.     Validity of Proxies, Ballots.................................9
   Section 9.     Organization and Conduct of Stockholders' Meetings..........10
   Section 10.    Action Without a Meeting....................................11
   Section 11.    Advance Notice of Stockholder Nominations for Director
                  and Other Stockholder Proposals.............................11
                  (a)  Annual Meetings of Stockholders........................11
                  (b)  Special Meetings of Stockholders.......................14
                  (c)  General................................................15
   Section 12.    Maryland Control Share Acquisition Act......................17

ARTICLE III           BOARD OF DIRECTORS......................................18

   Section 1.     Powers......................................................18
   Section 2.     Terms of Directors:Qualifications...........................18
                  (a)  Terms of Directors.....................................18
                  (b)  Qualifications.........................................18
   Section 3.     Election....................................................21
   Section 4.     Vacancies and Newly Created Directorships...................21
   Section 5.     Removal.....................................................21
   Section 6.     Place of Meeting............................................22
   Section 7.     Annual and Regular Meetings.................................22
   Section 8.     Special Meetings............................................23
   Section 9.     Waiver of Notice............................................23
   Section 10.    Quorum and Voting...........................................23
                  (a)  General................................................23
                  (b)  Votes on Certain Matters...............................23
                  (c)  Approval of Contracts..................................24
                  (d)  Conditional Tender Offer...............................25
   Section 11.    Action Without a Meeting....................................27
   Section 12.    Compensation of Directors...................................28

ARTICLE IV            COMMITTEES..............................................28

   Section 1.     Organization................................................28
   Section 2.     Proceedings and Quorum......................................29

ARTICLE V             OFFICERS................................................29

   Section 1.     General.....................................................29
   Section 2.     Election, Tenure and Qualifications.........................29
   Section 3.     Removal and Resignation.....................................30
   Section 4.     President...................................................30
   Section 5.     Chairman....................................................30
   Section 6.     Vice President..............................................31
   Section 7.     Treasurer and Assistant Treasurers..........................31
   Section 8.     Secretary and Assistant Secretaries.........................32
   Section 9.     Subordinate Officers........................................32
   Section 10.    Remuneration................................................32
   Section 11.    Surety Bonds................................................33

ARTICLE VI            CAPITAL STOCK...........................................33

   Section 1.     Certificates of Stock.......................................33
   Section 2.     Transfer of Shares..........................................33
   Section 3.     Stock Ledgers...............................................34
   Section 4.     Transfer Agents and Registrars..............................34
   Section 5.     Fixing of Record Date.......................................34
   Section 6.     Lost, Stolen or Destroyed Certificates......................35

ARTICLE VII           FISCAL YEAR AND ACCOUNTANT..............................35

   Section 1.     Fiscal Year.................................................35
   Section 2.     Accountant..................................................35

ARTICLE VIII          CUSTODY OF SECURITIES...................................36

   Section 1.     Employment of a Custodian...................................36
   Section 2.     Termination of Custodian Agreement..........................36

ARTICLE IX            INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.............37

   Section 1.     Indemnification of Directors and Officers...................37
   Section 2.     Advances....................................................37
   Section 3.     Procedure...................................................38
   Section 4.     Indemnification of Employees and Agents.....................39
   Section 5.     Other Rights................................................39
   Section 6.     Amendments..................................................39
   Section 7.     Insurance...................................................39

ARTICLE X             ADOPTION, ALTERATION OR REPEAL OF BY-LAWS...............40





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                                     BY-LAWS

                                       OF

                      ABERDEEN AUSTRALIA EQUITY FUND, INC.

                            (A MARYLAND CORPORATION)

ARTICLE I.........

                        NAME OF CORPORATION, LOCATION OF
                                OFFICES AND SEAL

     Section 1. Name. The name of the Corporation is Aberdeen Australia Equity Fund, Inc.

     Section 2. Principal Offices. The principal office of the Corporation in the State of Maryland shall be located in Baltimore, Maryland. The Corporation may, in addition, establish and maintain such other offices and places of business as the Board of Directors may, from time to time, determine.

     Section 3. Seal. The corporate seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, and the word "Maryland." The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or Director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same.

                                   ARTICLE II
                               ------------------

                                  STOCKHOLDERS

     Section 1. Place of Meeting. All meetings of the stockholders shall be held at the principal office of the Corporation in the State of Maryland or at such other place within the United States as may from time to time be designated by the Board of Directors and stated in the notice of such meeting.

     Section 2. Annual Meetings. An annual meeting of stockholders for election of Directors and the transaction of such other business as may properly come before the meeting shall be held at such time and place within the United States as the Board of Directors, or any duly constituted committee of the Board, shall select between March 2 and April 18.

     Section 3. Special Meetings.


     (a) General. The Chairman of the Board of Directors, President or Board of Directors may call a special meeting of the stockholders. Any such special meeting shall be held at such place, date and time as may be designated by the Chairman of the Board of Directors, President or Board of Directors, whoever has called the meeting. Pursuant to the Corporation's election to be subject to
Section 3-805 of the Maryland General Corporation Law (the "MGCL") and subject to subsection (b) of this Section 3, a special meeting of stockholders shall also be called by the Secretary of the Corporation upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

     (b) Stockholder Requested Special Meetings. (1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the Secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the "Request Record Date"). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in writing), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date and make a public announcement of such Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the Secretary.

     (2) In order for any stockholder to request a special meeting, one or more written requests for a special meeting signed by stockholders of record (or their agents duly authorized in writing) as of the Request Record Date entitled to cast not less than a majority (the "Special Meeting Percentage") of all of the votes entitled to be cast at such meeting (the "Special Meeting Request") shall be delivered to the Secretary. In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to the matters set forth in the Record Date Request Notice received by the Secretary), shall bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Corporation's books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), the class, series and number of all shares of stock of the Corporation which are owned by each such stockholder, and the nominee holder for, and number of, shares owned by such stockholder beneficially but not of record, shall be sent to the Secretary by registered mail, return receipt requested, and shall be received by the Secretary within 60 days after the Request Record Date. Any requesting stockholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

     (3) The Secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting
(including the Corporation's proxy materials). The Secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

     (4) In the case of any special meeting called by the Secretary upon the request of stockholders (a "Stockholder Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the Secretary (the "Delivery Date"), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for any special meeting, the Chairman of the Board of Directors, President or Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.

     (5) If written revocations of requests for the special meeting have been delivered to the Secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the Secretary, the Secretary shall: (i) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for the special meeting, or (ii) if the notice of meeting has been mailed and if the Secretary first sends to all requesting stockholders who have not revoked requests for a special meeting written notice of any revocation of a request for the special meeting and written notice of the Secretary's intention to revoke the notice of the meeting, revoke the notice of the meeting at any time before ten days before the commencement of the meeting. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

     (6) The Chairman of the Board of Directors, the President or the Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until the earlier of (i) five Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent at least a majority of the issued and outstanding shares of stock that would be entitled to vote at such meeting. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

     (7) For purposes of these By-Laws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Maryland are authorized or obligated by law or executive order to close.

     Section 4. Notice of Meetings. The Secretary shall cause written or printed notice of the place, date and hour, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, to be given, not less than 10 and not more than 90 days before the date of the meeting, to each stockholder entitled to vote at, or entitled to notice of, such meeting by leaving the same with such stockholder or at such stockholder's residence or usual place of business or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears on the records of the Corporation at the time of such mailing, or by transmitting it to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other electronic means. If mailed, notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder as aforesaid. Notice of any stockholders' meeting need not be given to any stockholder who shall sign a written waiver of such notice either before or after the time of such meeting, which waiver shall be filed with the records of such meeting, or to any stockholder who is present at such meeting in person or by proxy. Notice of adjournment of a stockholders' meeting to another time or place need not be given if such time and place are announced at the meeting.

     Section 5. Quorum; Adjournment of Meetings. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, (a) the stockholders entitled to vote at such meeting, present in person or by proxy, by a vote of a majority of the votes validly cast, or (b) the chairman of the meeting shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 6. Voting and Inspector. Unless otherwise provided by the Charter, at each stockholders' meeting, each stockholder entitled to vote thereat shall be entitled to one vote for each share of stock of the Corporation validly issued and outstanding and standing in his name on the books of the Corporation on the record date fixed in accordance with Section 5 of Article VI hereof (and each stockholder of record holding fractional shares, if any, shall have proportionate voting rights). Stockholders may vote their shares owned of record either in person or by proxy appointed by instrument in writing subscribed by such stockholder or his duly authorized attorney. Except as otherwise specifically provided in the Charter or these By-Laws or as required by provisions of the Investment Company Act of 1940, as amended from time to time ("Investment Company Act"), all matters shall be decided by a vote of the majority of all votes validly cast at a meeting at which a quorum is present. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.

     At any election of Directors, the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the stock entitled to vote at such election shall, appoint one inspector of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspector at such election with strict impartiality and according to the best of his ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such Inspector.

     Section 7. Stockholders Entitled to Vote. If the Board of Directors sets a record date for the determination of stockholders entitled to notice of or to vote at any stockholders' meeting in accordance with Section 5 of Article VI hereof, each stockholder of the Corporation shall be entitled to vote, in person or by proxy, each share of stock standing in his name on the books of the Corporation on such record date. If no record date has been fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, or, if notice is waived by all stockholders, at the close of business on the tenth day next preceding the day on which the meeting is held.

     Section 8. Validity of Proxies, Ballots. The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been signed by the stockholder or by his duly authorized attorney. Unless a proxy provides otherwise, it shall not be valid more than eleven months after its date. At every meeting of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Secretary of the Corporation or the person acting as Secretary of the meeting before being voted, who shall decide all questions touching the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless an inspector of election has been appointed by the Chairman of the meeting in which event such inspector of election shall decide all such questions. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

     Section 9. Organization and Conduct of Stockholders' Meetings. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the Chairman of the Board of Directors or, in the case of a vacancy in the office or absence of the Chairman of the Board of Directors, by one of the following officers present at the meeting: the Vice Chairman of the Board of Directors, if there be one, the President, the Vice Presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The Secretary, or, in the Secretary's absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary. In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary, or in the absence of Assistant Secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and
(g) recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

     Section  10.  Action  Without  a  Meeting.   Any  action  to  be  taken  by
stockholders may be taken without a meeting to the fullest extent permitted by law.

     Section 11. Advance Notice of Stockholder Nominations for Director and Other Stockholder Proposals.

     (a) Annual Meetings of Stockholders. (1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders
(i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice provided for in this Section 11(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section 11(a).

     (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of subsection (a)(1) of this Section 11, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder's notice shall set forth all information required under this Section 11 and shall be delivered to the Secretary at the principal executive office of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of such individual, (B) the class, series and number of any shares of stock of the Corporation that are beneficially owned by such individual, (C) the date such shares were acquired and the investment intent of such acquisition, (D) whether such stockholder believes any such individual is, or is not, an "interested person" of the Corporation (as defined in the Investment Company Act), and information regarding such individual that is sufficient, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation to make such determination,
(E) sufficient information to enable the Nominating Committee of the Board of Directors to make the determination as to the proposed nominee's qualifications required under Article III, Section 2(b) of the By-Laws and (F) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such individual's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined in subsection (c)(4) of this Section 11,below), individually or in the aggregate, including any anticipated benefit to the stockholder and any Stockholder Associated Person therefrom, (iii) as to the stockholder giving the notice and any Stockholder Associated Person, the class, series and number of all shares of stock of the Corporation which are owned by such stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person and (iv) as to the stockholder giving the notice and any Stockholder Associated Person covered by clauses (ii) or (iii) of this paragraph (2) of this Section 11(a), the name and address of such stockholder, as they appear on the Corporation's stock ledger and current name and address, if different, and of such Stockholder Associated Person.

     (3) Notwithstanding anything in this subsection (a) of this Section 11 to the contrary, in the event the Board of Directors increases or decreases the maximum or minimum number of directors in accordance with Article III, Section 2(a) of these By-Laws, and there is no public announcement of such action at least 100 days prior to the first anniversary of the date of the preceding year's annual meeting, a stockholder's notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

     (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 11 and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation's notice of meeting, if the stockholder's notice required by subsection (a)(2) of this Section 11 shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

     (c) General. (1) Upon written request by the Secretary or the Board of Directors or any committee thereof, any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this
Section 11. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 11.

     (2) Only such individuals who are nominated in accordance with this Section 11 shall be eligible for election as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 11. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11.

     (3) For purposes of this Section 11, "public announcement" shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act or the Investment Company Act.

     (4) For purposes of this Section 11, "Stockholder Associated Person" of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and
(iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

     (5) Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the Investment Company Act and any rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

     Section 12. Maryland Control Share Acquisition Act. Pursuant to a resolution adopted by the Board of Directors of the Corporation in accordance with Section 3-702(c)(4) of the MGCL, the Corporation is subject to Title 3, Subtitle 7 of the MGCL, with the result that any shares of voting stock of the Corporation, that would, if aggregated with all other shares of stock of the Corporation owned by such person or in respect of which such person is entitled to exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, entitle that person, directly or indirectly, to exercise or direct the exercise of the voting power of shares of stock of the Corporation in the election of directors within the range of one-tenth or more but less than one-third of all voting power, one-third or more but less than a majority of all voting power or a majority or more of all voting power, shall have no voting rights, (1) except to the extent approved by the stockholders at a meeting held under Section 3-704 of the MGCL by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares and (2) except that said resolution shall not apply to votes entitled to be cast by holders of control shares in connection with any action required by the Investment Company Act to be approved by the stockholders by the vote of a majority of the outstanding voting securities (as defined by the Investment Company Act) of the Corporation.

                                   ARTICLE III
                               ------------------

                               BOARD OF DIRECTORS

     Section 1. Powers. Except as otherwise provided by law, by the Charter or by these By-Laws, the business and affairs ------------------ ------ of the Corporation shall be managed under the direction of, and all the powers of the Corporation shall be exercised by or under authority of, its Board of Directors.

     Section 2. Terms of Directors: Qualifications.


     (a) Terms of Directors. Pursuant to the Corporation's election to be subject to Section 3-804(b) of the MGCL, the total number of directors of the Corporation shall be fixed only by a vote of the Board of Directors. The Directors shall be divided into three classes, as nearly equal in number as possible, and shall be designated as Class I, Class II, and Class III Directors, respectively: (1) The Class I Directors to be originally elected for a term expiring at the 1988 annual stockholders meeting; (2) The Class II Directors to be originally elected for a term expiring at the 1989 annual stockholders meeting and (3) The Class III Directors to be originally elected for a term expiring at the 1990 annual stockholders meeting. After expiration of the terms of office specified for the Directors, the Directors of each class shall serve for terms of three years and until their successors are elected and qualify, or, when filling a vacancy, for the unexpired portion of such term and until their successors are elected and qualify.

     (b) Qualifications. (1) To qualify as a nominee for a directorship, an individual, at the time of nomination, (i) shall have substantial expertise, experience or relationships relevant to the business of the Corporation, (ii) shall have a master's degree in economics, finance, business administration or accounting, a degree in engineering, a graduate professional degree in law, engineering or medicine from an accredited university or college in the United States or Australia or the equivalent degree from an equivalent institution of higher learning in another country, or a certification as a public accountant in the United States or Australia; (iii) shall not serve as a director or officer of another closed-end investment company unless such company is managed by the Corporation's investment manager or investment adviser or by an affiliate of either; and (iv) shall be at least one of the following: (A) a citizen of Australia for whom Australia has been a primary residence for at least five years after reaching the age of 21; (B) a present or former director of, member of the supervisory board or senior executive officer of, or senior consultant to, (1) at least one company the securities of which, or of an affiliate or successor of which, are principally listed or traded on a securities exchange located in Australia or (2) a securities exchange located in Australia; (C) a present or former ambassador, minister, consul or economic, financial or commercial attache of Australia or of another country to Australia; (D) a present or former director or senior executive officer of an investment adviser, investment manager or an administrator for the Corporation, or of any person controlling, or under common control with, an investment adviser, investment manager or an administrator for the Corporation; (E) a present officer of the Corporation; (F) an individual who has served at least five years as a director, trustee or senior investment officer (or in a capacity comparable to any such position) of an investment company (as defined under the Investment Company Act whether or not registered thereunder), the assets of which during that period have been invested primarily in securities of issuers organized under the laws of Australia, having their principal place of business in Australia, or whose securities have their principal trading market in Australia, China, Hong Kong, India, Indonesia, Japan, Malaysia, New Zealand, the Philippines, Singapore, South Korea, Taiwan or Thailand; or (G) an individual who has served at least five years as a senior executive officer with responsibility for directing or managing the operations in Australia of a company with substantial operations in Australia.

     (2) In addition, to qualify as a nominee for a directorship or election as a Director, (i) an incumbent nominee shall not have violated any provision of the Conflicts of Interest and Corporate Opportunities Policy (the "Policy"), adopted by the Board on January 20, 2003, as subsequently amended or modified, and (ii) an individual who is not an incumbent Director shall not have a relationship, hold any position or office or otherwise engage in any activity that would result in a violation of the Policy if the individual were elected as a Director.

     (3) The Nominating Committee of the Board of Directors, in its sole discretion, shall determine whether an individual satisfies the foregoing qualifications. Any individual who does not satisfy the qualifications set forth under the foregoing provisions of this subsection (b) shall not be eligible for nomination or election as a director.

     (4) In addition, no person shall be qualified to be a director unless the Nominating Committee, in consultation with counsel to the Corporation, has determined that such person, if elected as a director, would not cause the Corporation to be in violation of, or not in compliance with, applicable law, regulation or regulatory interpretation, or the Corporation's charter (as amended and supplemented from time to time), or any general policy adopted by the Board of Directors regarding either retirement age or the percentage of "interested persons" (as defined in the Investment Company Act) and non-interested persons to comprise the Corporation's Board of Directors.

     (5) Except for the provisions of subsection (b)(2) of this subsection, this subsection (b) of Article III, Section 2, shall not apply to the nomination for an additional term of any person who is a director of the Corporation as of the date of the adoption of this subsection

     Section 3. Election. Directors shall be elected by a vote of the holders of a majority of the shares of common stock outstanding and entitled to vote thereupon.

     Section 4. Vacancies and Newly Created Directorships. Any vacancy, by reason of death, resignation, removal or otherwise, in the office of any Director, or any vacancy resulting from an increase in the size of the Board of Directors may be filled solely by the affirmative vote of a majority of the remaining Directors in office, even if the Directors do not constitute a quorum; provided, however, that immediately after filling any such vacancy, at least two-thirds (2/3) of the Directors then holding office shall have been elected to such office by the stockholders of the Corporation. In the event that at any time, other than the time preceding the first annual stockholders' meeting, less than majority of the Directors of the Corporation holding office at that time were elected by the stockholders, a meeting of the stockholders shall be held promptly and in any event within 60 days for the purpose of electing Directors to fill any existing vacancies in the Board of Directors unless the Securities and Exchange Commission shall by order extend such period.

     Section 5. Removal. At any meeting of stockholders duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of at least two-thirds (2/3) of the votes entitled to be cast thereon, remove any Director or Directors from office, provided that, if the Directors have been divided into classes, a Director may not be removed without cause.

     Section 6. Place of Meeting. The Directors may hold their meetings, have one or more offices, and keep the books of the Corporation, outside the State of Maryland, and within or without the United States of America, at any office or offices of the Corporation or at any other place as they may from time to time by resolution determine, or in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof; provided, however, that Board meetings shall not be held in Australia.

     Section 7. Annual and Regular Meetings. The annual meeting of the Board of Directors for choosing officers and transacting other proper business shall be the next regularly scheduled Board Meeting following the annual stockholders' meeting, at such time and place as the Board may determine. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place as the Board of Directors may determine. Notice of such annual and regular meetings need not be in writing, provided that notice of any change in the time or place of such meetings shall be communicated promptly to each Director not present at the meeting at which such change was made in the manner provided in Section 8 of this Article III for notice of special meetings. Members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

     Section 8. Special Meetings. Special meetings of the Board of Directors may be held at any time or place and for any purpose when called by the President, the Secretary or two or more of the Directors. Notice of special meetings, stating the time and place, shall be communicated to each Director personally by telephone or transmitted to him by telegraph, telefax, telex, cable, wireless, electronic mail or any other electronic method, at least one day before the meeting.

     Section 9. Waiver of Notice. No notice of any meeting of the Board of Directors or a committee of the Board need be given to any Director who is present at the meeting or who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), either before or after meeting.

     Section 10. Quorum and Voting.

     (a) General. At all meetings of the Board of Directors, the presence of a majority of the Directors then in office shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by law, by the Charter or by these By-Laws.

     (b) Votes on Certain Matters. No action shall be taken without the affirmative vote of at least 75 percent of the Directors with respect to the following matters: (i) a merger or consolidation of the Corporation with or into, or the sale of all or substantially all of the Corporation's assets, to any other company; (ii) the dissolution of the Corporation, (iii) an amendment to the Charter of the Corporation, (iv) the election of officers and the compensation of directors and officers; and (v) any amendment, alteration or repeal of Article III, Section 2 or this Article III, Section 10 of the By-Laws.

     (c) Approval of Contracts.

     (1) Definitions. In this Article III, Section 10(c), the following words have the following meanings:

     (A) "Affiliated person" has the meaning stated in Section 2(a)(3) of the Investment Company Act.

     (B) "Contract" means an investment advisory agreement, a sub-advisory agreement or a management agreement between the Corporation and an affiliated person of any (i) disinterested director serving on the Board at the time the proposed investment advisory agreement, sub-advisory agreement or management agreement is considered for approval by the Board of Directors or (ii) disinterested director who has served on the Board in the two years preceding the date on which the investment advisory agreement, sub-advisory agreement or management agreement is considered for approval by the Board of Directors.

     (C) "Continuing Director" means any member of the Board of Directors of the Corporation who (i) was a member of the Board of Directors on January 28, 2003 or (ii) was elected, or nominated to succeed a Continuing Director, by a majority of the Continuing Directors then on the Board of Directors.

     (D) "Control" has the meaning stated in Section 2(a)(9) of the Investment Company Act.

     (E) "Disinterested director" means a director who is not an interested person with respect to the Corporation.

     (F) "Interested person" has the meaning stated in Section 2(a)(19) of the Investment Company Act.

     (2)  Approval  Required.  In addition to the  approval  required  under the
Investment  Company Act, the affirmative   vote of at least 75
percent of all the disinterested directors who are not affiliated persons of a proposed party to a Contract shall be required to approve the Contract.

     (3) Amendment and Repeal. This Article III, Section 10(c) may be amended, modified, repealed or supplemented only by the affirmative vote of at least 75 percent of the Continuing Directors.

     (d) Conditional Tender Offer.

     (1) Definitions. In this Article III, Section 10(d), the following words have the following meanings.

     (A) "Affiliated person" has the meaning stated in Section 2(a)(3) of the Investment Company Act.

     (B) "Contract" means an investment advisory agreement, a sub-advisory agreement or a management agreement between the Corporation and (i) an affiliated person of any disinterested director, (ii) a person (or an affiliated person of that person) who nominated any disinterested director serving on the Board at the time the proposed investment advisory agreement, sub-advisory agreement or management agreement is considered for approval by the Board of Directors, or (iii) a person who controls the Corporation (or an affiliated person of that person).

     (C) "Continuing Director" means any member of the Board of Directors of the Corporation who (i) was a member of the Board of Directors on January 16, 2003 or (ii) was recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors.

     (D) "Control" has the meaning stated in Section 2(a)(9) of the Investment Company Act.

     (E) "Disinterested director" means a director who is not an interested person with respect to the Corporation.

     (F) "Interested person" has the meaning stated in Section 2(a)(19) of the Investment Company Act.

     (2) General. Not more than 45 days after the day on which a Contract is approved by the Board of Directors, ------- the Corporation shall commence a tender offer (the "Tender Offer") for not less than 50 percent of all the outstanding shares of the Corporation nor more than any percentage of the outstanding shares that would require a vote of the stockholders under the MGCL for a price per share of not less than 98 percent of the net asset value per share. The Corporation shall pay for the shares tendered pursuant to the Tender Offer promptly after the expiration date of the Tender Offer. The Tender Offer shall be unconditional except as provided in subsection (3) of this Section 10(d). The Tender Offer may be modified by the Corporation only to the extent necessary to comply with the 1940 Act, as amended, and the rules adopted thereunder, the Exchange Act, as amended, and the rules adopted thereunder, the rules of the American Stock Exchange ("AMEX") applicable to listed companies, as amended, and the MGCL. If any such required modification affects the percentage of outstanding shares of the Corporation which the Corporation would offer to purchase pursuant to the Tender Offer, the Corporation shall reduce that percentage only by such minimum amount as is necessary for the Tender Offer to comply with the rules and regulations described in the foregoing sentence of
this   subsection.

     (3) Certain Conditions of the Tender Offer . Notwithstanding any other provision of this Section 10(d), the Corporation shall modify the Tender Offer only to the extent necessary to ensure that the Tender Offer, if consummated, would (A) result in the delisting of the Corporation's shares from AMEX (AMEX having advised the Corporation that it would currently consider delisting the shares) or (B) in the written opinion of counsel to the Corporation, pose a substantial risk that the Corporation would lose its status as a regulated investment company under the Internal Revenue Code, as amended, and the rules adopted thereunder (which would make the Corporation a taxable entity, causing the Corporation's income to be taxed at the corporate level in addition to the taxation of Stockholders who receive dividends from the Corporation).

     (4) Amendment and Repeal. This Article III, Section 10(d) may be amended, modified, repealed or supplemented only by the affirmative vote of at least 75 percent of the Continuing Directors.

     Section 11. Ation Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent to such action is signed by all members of the Board or of any committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

     Section 12. Compensation of Directors. Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be determined by resolution of the Board of Directors.

                                   ARTICLE IV
                               ------------------

                                   COMMITTEES

     Section 1. Organization. By resolution adopted by the Board of Directors, the Board may designate one or more committees, including an Executive
Committee, composed of two or more Directors. The Chairmen of such committees shall be elected by the Board of Directors. The Board of Directors shall have the power at any time to change the members of such committees and to fill vacancies in the committees. The Board may delegate to these committees any of its powers, except the power to authorize the issuance of stock (other than as provided in the next sentence), declare a dividend or distribution on stock, recommend to stockholders any action requiring stockholder approval, amend these By-Laws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassificiation and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

     Section 2. Proceedings and Quorum. In the absence of an appropriate resolution of the Board of Directors, each committee, consistent with law, may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the event any member of any committee is absent from any meeting, the members thereof present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

                                   ARTICLE V
                                   ---------
                                    OFFICERS

     Section 1. General. The officers of the Corporation shall be a President, a Chairman (who shall be a Director), a Secretary and a Treasurer, and may include one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of
Section 9 of this Article.

     Section 2. Election, Tenure and Qualifications. The officers of the Corporation, except those appointed as provided in Section 9 of this Article V, shall be elected by the Board of Directors at its first meeting or such meetings as shall be held prior to its first annual meeting, and thereafter annually at its annual meeting. If any officers are not chosen at any annual meeting, such officers may be chosen at any subsequent regular or special meeting of the Board. Except as otherwise provided in this Article V, each officer chosen by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his successor shall have been elected and qualified. Any person may hold one or more offices of the Corporation except the offices of President and Vice President.

     Section 3. Removal and Resignation. Whenever in the judgment of the Board of Directors the best interest of the Corporation will be served thereby, any officer may be removed from office by the vote of a majority of the members of the Board of Directors given at a regular meeting or any special meeting called for such purpose. Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     Section 4. President. The President shall be the chief executive officer of the Corporation and he shall preside at all stockholders' meetings. Subject to the supervision of the Board of Directors, he shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers, employees and agents. Except as the Board of Directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. He shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

     Section 5. Chairman. The Chairman shall be the Chairman of the Board of Directors and shall preside at all Directors' meetings. Except as the Board of Directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. He shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

     Section 6. Vice President. The Board of Directors may from time to time elect one or more Vice Presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

     Section 7. Treasurer and Assistant Treasurers. The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, he shall have general supervision of the funds and property of the Corporation and of the performance by the Custodian of its duties with respect thereto. He shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all his transactions as Treasurer; and as soon as possible after the close of each fiscal year he shall make and submit to the Board of Directors a like report for such fiscal year. He shall perform all acts incidental to the Office of Treasurer, subject to the control of the Board of Directors.

     Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, he may perform all the duties of the Treasurer.

     Section 8. Secretary and Assistant Secretaries. The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the stockholders and Directors in books to be kept for that purpose. He shall keep in safe custody the seal of the Corporation, and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Director. He shall perform such other duties as appertain to his office or as may be required by the Board of Directors.

     Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, he may perform all the duties of the Secretary.

     Section 9. Subordinate Officers. The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

     Section 10. Remuneration. The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 9 of this Article V.

     Section 11. Surety Bonds. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his hands.

                                   ARTICLE VI
                                   ----------

                                  CAPITAL STOCK

     Section 1. Certificates of Stock. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. No certificate shall be valid unless it is signed by the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and sealed with its seal, or bears the facsimile signatures of such officers and a facsimile of such seal.

     Section 2. Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative upon surrender and cancellation of a certificate or certificates for the same number of shares of the same class, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The shares of stock of the Corporation may be freely transferred, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of stock of the Corporation.

     Section 3. Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.

     Section 4. Transfer Agents and Registrars. The Board of Directors may from time to time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

     Section 5. Fixing of Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of, or to vote at, any stockholders' meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or to be allotted any other rights, or for the purpose of any other lawful action, provided that (1) such record date shall not exceed 90 days preceding the date on which the particular action requiring such determination will be taken; (2) the transfer books shall remain open regardless of the fixing of a record date; (3) in the case of a meeting of stockholders, the record date shall be at least 10 days before the date of the meeting; and (4) in the event a dividend or other distribution is declared, the record date for stockholders entitled to a dividend or distribution shall be at least 10 days after the date on which the dividend is declared (declaration date).

     Section 6. Lost, Stolen or Destroyed Certificates. Before issuing a new certificate for stock of the Corporation alleged to have been lost, stolen or destroyed, the Board of Directors or any officer authorized by the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or his legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                  ARTICLE VII
                                  -----------

                           FISCAL YEAR AND ACCOUNTANT

     Section 1. Fiscal Year. The fiscal year of the Corporation shall, unless otherwise ordered by the Board of Directors, be twelve calendar months ending on the 31st day of October.

     Section 2. Accountant. The Corporation shall employ an independent public accountant or a firm of independent public accountants as its Accountants to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any stockholders' meeting called for that purpose.

                                  ARTICLE VIII
                                  ------------

                              CUSTODY OF SECURITIES

     Section 1. Employment of a Custodian. The Corporation shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities and similar investments owned by the Corporation. The Custodian (and any sub-custodian) shall be a bank or trust company of good standing having a capital, surplus and undivided profits aggregating not less than fifty million dollars ($50,000,000) or such other financial institution as shall be permitted by rule or order of the United States Securities and Exchange Commission. The Custodian shall be appointed from time to time by the Board of Directors, which shall fix its remuneration.

     Section 2. Termination of Custodian Agreement. Upon termination of the agreement for services with the Custodian or inability of the Custodian to continue to serve, the Board of Directors shall promptly appoint a successor Custodian, but in the event that no successor Custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the stockholders to determine whether the Corporation shall function without a Custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of stock of the Corporation, the Custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

                                   ARTICLE IX
                                   ----------

                   INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

     Section 1. Indemnification of Directors and Officers. The Corporation shall indemnify its Directors and officers to the fullest extent permitted by the Maryland General Corporation Law and the Investment Company Act. The Corporation shall indemnify its Directors and officers who, while serving as Directors or officers, also serve at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the fullest extent consistent with law. The indemnification and other rights provided by this Article shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. This Article shall not protect any such person against any liability to the Company or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct").

     Section 2. Advances. Any current or former Director or officer of the Corporation seeking indemnification within the scope of this Article shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with the matter as to which he is seeking indemnification in the manner and to the fullest extent permissible under the Maryland General Corporation Law and the 1940 Act, without a preliminary determination of entitlement to indemnification (except as provided below). The person seeking advances shall provide to the Corporation a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (i) the person seeking advances shall provide security in form and amount acceptable to the Corporation for his undertaking; (ii) the Corporation is insured against losses arising by reason of the advance; or (iii) a majority of a quorum of Directors of the Corporation who are neither "interested persons" as defined in section 2(a)(19) of the 1940 Act nor parties to the proceeding ("disinterested non-party directors"), or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

     Section 3. Procedure. At the request of any person claiming indemnification under this Article, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation Law and the 1940 Act, whether the standards required by this Article have been met. Indemnification shall be made only following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct by (A) the vote of a majority of a quorum of disinterested non-party directors or (B) an independent legal counsel in a written opinion.

     Section 4. Indemnification of Employees and Agents. Employees and agents who are not officers or Directors of the Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, as may be provided by action of the Board of Directors or by contract, subject to any limitations imposed by the Investment Company Act.

     Section 5. Other Rights. The Board of Directors may make further provision consistent with law for indemnification and advance of expenses to Directors, officers, employees and agents by resolution, agreement or otherwise. The indemnification provided by this Article shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of stockholders or disinterested directors or otherwise.

     Section 6. Amendments. References in the Article are to the Maryland General Corporation Law and to the Investment Company Act. No amendment of these By-Laws shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

     Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or who, while a Director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a Director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position; provided that no insurance may be purchased by the Corporation on behalf of any person against any liability to the Corporation or to its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                   ARTICLE X
                                   ---------

                    ADOPTION, ALTERATION OR REPEAL OF BY-LAWS

     Except as otherwise expressly provided in these By-Laws, the Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these By-Laws and to make new By-Laws.